Exhibit 5.1
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600

December 22, 2014

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Ladies and Gentlemen:

We have acted as counsel to Yuma Energy, Inc., a California corporation (the “Company”), in connection with the filing of the referenced Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (Registration No. 333-197826) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offering of up to 2,359,356 shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”), to be issued pursuant to The Yuma Companies, Inc. 2011 Stock Option Plan as assumed by the Company effective September 10, 2014 (the “Old Yuma Plan”). The Old Yuma Plan was assumed by the Company pursuant to the transactions contemplated by that certain Amended and Restated Agreement and Plan of Merger and Reorganization dated as of August 1, 2014 (the “Merger Agreement”), by and among the Company, two wholly-owned subsidiaries of the Company and Yuma Energy, Inc., a Delaware corporation (“Old Yuma”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection with our opinion below, we have examined the Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Old Yuma Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the General Corporation Law of the State of California that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Old Yuma Plan, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares are duly authorized for issuance, and, when issued by the Company in accordance with the terms of the Old Yuma Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.

JONES & KELLER, P.C.